Exhibit 1.1
EXECUTION COPY
Western Refining, Inc.
Common Stock
UNDERWRITING AGREEMENT
dated January 18, 2006
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Bear, Stearns & Co. Inc
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Underwriting Agreement
January 18, 2006
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
   As Representatives of the several Underwriters
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY 10019
Ladies and Gentlemen:
     Introductory. Western Refining, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 18,750,000 shares of its Common Stock, par value $0.01 per share (the “Common Stock”), and certain stockholders of the Company named in Schedule B (collectively, the “Selling Stockholders”) severally propose to sell to the Underwriters an aggregate of 3,750,000 shares of Common Stock. The 18,750,000 shares of Common Stock to be sold by the Company and the 3,750,000 shares of Common Stock to be sold by the Selling Stockholders are collectively called the “Firm Shares”. In addition, the Selling Stockholders have severally granted to the Underwriters an option to purchase up to an additional 3,375,000 shares of Common Stock, with each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder’s name in Schedule B, all as provided in Section 2. The 3,375,000 shares to be sold by the Selling Stockholders pursuant to such option are collectively called the “Optional Shares”. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares”. Banc of America Securities LLC (“BAS”) and Deutsche Bank Securities Inc. (“DB”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares. The terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
     The Company and the Underwriters agree that up to 5% of the Firm Shares to be purchased by the Underwriters (the “Directed Shares”) shall be reserved for sale by the Underwriters to certain eligible directors, officers and employees of the Company and persons having business relationships with the Company (collectively, the “DSP Participants”), as part of the distribution of the Shares by the Underwriters (the “Directed Share Program”) subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD, Inc. (the “NASD”) and all other applicable laws, rule and regulations. DB, solely in its capacity as the Directed Share Program underwriter and not otherwise (the “DSP Underwriter”), has been selected to process the sales to the DSP Participants under the Directed Share Program. To the extent that such Directed Shares are not orally confirmed for purchase by the DSP Participants by 7:30 a.m., New York City time, on the first business day after the date of this Agreement, such Directed Shares may be offered to the public as set forth in the Prospectus (as defined below).
     The Company and the Selling Stockholders hereby confirm their engagement of DB as, and DB hereby confirms its agreement with the Company and the Selling Stockholders to render services as, a “qualified independent underwriter”, within the meaning of Section (b)(15) of Rule 2720 of the NASD with respect to the offering and sale of the Shares. DB, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. DB will not receive any compensation for acting in this capacity in connection with this offering and sale of the Shares. The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.
     In connection with the offering of the Shares by the Company and the Selling Stockholders, the Company is undergoing a corporate reorganization (the “Reorganization”), which will become effective immediately prior to the Closing Date (as defined herein). In connection with the Reorganization, the Company or one of its Subsidiaries (as defined below) will acquire all of the outstanding partnership interests in Western Refining Company, L.P. All references to the Company and its Subsidiaries in this Agreement shall be deemed to include Western Refining, Inc. and its Subsidiaries (including Western Refining Company, L.P.), respectively, as so reorganized. The term “Subsidiaries” shall be deemed to include all of the Company’s Subsidiaries (including Western Refining Company, L.P.), as so reorganized and as set forth on Exhibit 21 to the Registration Statement.
     The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters and the QIU as follows:
     Section 1. Representations and Warranties of the Company and the Selling Stockholders.
     A. The Company hereby represents, warrants and covenants to each Underwriter as follows:
     (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-128629), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement”. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus included in the Registration Statement is hereinafter called a “preliminary prospectus”. The term “Prospectus” shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the effective date of the Registration Statement (the “Effective Date”) or, if

no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     (b) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.
     Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), at the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that has not been described or filed as required.
     (c) Disclosure Package. The term “Disclosure Package” shall mean (A) the preliminary prospectus, if any, as amended or supplemented immediately prior to the Applicable Time (as defined below), (B) any Issuer Free Writing Prospectuses (as defined below) identified in Schedule C hereto, (C) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (D) Schedule D hereto, which indicates the price at which the Shares will be sold to the public and other information relating to the offering of the Shares. The term “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act relating to the

Shares that (A) is required to be filed with the Commission by the Company, (B) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g). The term “Applicable Time” means 7:00 P.M. on the date of this Agreement, which is the time when sales of the Shares are first made. At the Applicable Time, the Closing Date and on any Subsequent Closing Date, the Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. No statement of material fact included in the Prospectus will be omitted from the Disclosure Package available at the Applicable Time, and no statement of material fact included in the Disclosure Package available at the Applicable Time that is required to be included in the Prospectus will be omitted therefrom.
     (d) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act).
     (e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date on which the Company notified or notifies the Representatives as described in Section 3(A)(d), (i) did not, does not and will not include any information that conflicts with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary prospectus deemed to be a part thereof that has not been superseded or modified, and (ii) when taken together with the preliminary prospectus preceding or accompanying such Issuer Free Writing Prospectus, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (f) Bona Fide Electronic Road Show. The Company has made available a “bona fide electronic road show”, as defined in Rule 433 in compliance with Rule 433(d)(8)(ii), such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.
     (g) Accuracy of Statements in Prospectus. The statements in each of the preliminary prospectus and the Prospectus under the headings “U.S. Federal Tax Consequences to Non-U.S. Holders of Common Stock”, “Business—Governmental Regulation” and “Description of Capital Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (h) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Registration Statement or other materials, if any, permitted by the Securities Act and the rules and regulations thereunder; provided that no such other materials shall be distributed without the prior consent of the Representatives.
     (i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms.
     (j) Authorization of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale and, when issued and delivered by the Company to the Underwriters pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, will be validly issued, fully paid and nonassessable.
     (k) No Applicable Registration or Other Similar Rights. Except as described in the Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.
     (l) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.
     (m) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the financial condition, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its Subsidiaries have not incurred any liability or obligation, indirect, direct or contingent, nor entered into any transaction or agreement, in each case, that is material to the

Company and its Subsidiaries, considered as one entity; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any equity interests or class of capital stock or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.
     (n) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements of the Company (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act.
     (o) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus (the “Financial Statements”) present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified on the basis stated therein. Such Financial Statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included. The financial data set forth in each of the preliminary prospectus and the Prospectus under the captions “Summary—Summary Historical and Pro Forma As Adjusted Financial and Operating Data”, “Selected Historical and Financial and Operating Data”, “Dilution” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The pro forma consolidated financial statements of the Company and its Subsidiaries and the related notes thereto included in each of the preliminary prospectus and the Prospectus in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the basis described therein, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
     (p) Organization and Good Standing of the Company and its Subsidiaries. Each of the Company and its Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and has power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the financial condition, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business of the Company and its Subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock or equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable (except as such non-assessability may be affected by Section 6.02 of the Texas Revised Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act) and, after giving effect to the Reorganization, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21 to the Registration Statement.
     (q) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Disclosure Package and the Prospectus). The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the each of the Disclosure Package and the Prospectus, as the case may be. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options,warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each of the Disclosure Package and the Prospectus accurately and fairly summarizes in all material respects such plans, arrangements, options and rights.
     (r) Listing. The Shares have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.
     (s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) under (“Default”) its respective organizational documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such Subsidiary is a party or by which it may be bound (including, without limitation, the Revolving Credit Agreement, dated as of July 29, 2005, as amended, among Western Refining Company, L.P., Bank of America and the other parties named therein (the “Revolving Loan”), and the Amended and Restated Term Loan Agreement, dated as of July 29, 2005, as amended, among Western Refining Company, L.P., Bank of America and the other parties named therein (the “Term Loan”, and collectively with the Revolving Loan, the “Credit Agreements”)), or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii), for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (including the Reorganization) (i) have been duly authorized by all necessary corporate action and will not result in any Default under the respective organizational documents of the Company or any or its Subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except that the distribution to the partners of Western Refining Company, L.P. described in “Certain Relationships and Related Party Transactions” in the preliminary prospectus and the Prospectus will cause a Default and Debt Repayment Triggering Event under the Term Loan, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except (A) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, (B) such consents, approvals, authorizations, orders, registrations or qualifications that, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect, (C) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD and (D) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which Directed Shares are offered. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
     (t) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

     (u) Labor Matters. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, which would have a Material Adverse Effect.
     (v) Intellectual Property Rights. The Company and its Subsidiaries own, possess, license or have other rights to use, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the their respective businesses as now conducted, and the Company has no reason to believe that the conduct of it or its Subsidiaries’ respective businesses will conflict in any material respect with, and has not received any notice of any claim of conflict with, any such rights of other parties.
     (w) All Necessary Permits, etc. The Company and each Subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as described in the Disclosure Package and the Prospectus, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
     (x) Title to Properties. The Company and each of its Subsidiaries has good and marketable title to all of the properties and assets reflected as owned in the Financial Statements, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such (i) that do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary, (ii) granted pursuant to the Credit Agreements or documents executed in connection therewith or (iii) that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (y) Tax Law Compliance. The Company and its consolidated Subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable Financial Statements in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated Subsidiaries has not been finally determined.
     (z) Company Not an “Investment Company”. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the preliminary prospectus and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder (the “Investment Company Act”) and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (aa) Insurance. Each of the Company and its Subsidiaries have insurance coverage in such amounts and with such deductibles and covering such risks that the Company and its Subsidiaries deem to be adequate and customary for the conduct of their respective businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.
     (bb) No Restrictions on Dividends. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.
     (cc) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that could be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.
     (dd) Related-Party Transactions. Except as described in the preliminary prospectus and the Prospectus, no relationship exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and its Subsidiaries, on the other hand, that is required to be described in the preliminary prospectus and the Prospectus that is not so described.
     (ee) Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (ff) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, since the date of the Company’s most recent audited balance sheet, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no significant changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (gg) No Unlawful Contributions or Other Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.
     “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     (hh) No Conflict with Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (ii) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim that the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably would be expected to result in a violation of any Environmental Law, require expenditures to be incurred pursuant to any Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its Subsidiaries is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.
     (jj) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.
     (kk) ERISA Compliance. The Company has fulfilled its obligations, if any, under the minimum funding rules of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder, with respect to a Plan, and has complied in all material respects with applicable laws relating to the employment, compensation and employee benefits of employees of the Company or its subsidiaries. For purposes of the preceding sentence, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA that the Company or any of its Subsidiaries has made contributions to, maintained, or administered.

     (ll) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other similar payment as a result of any transactions contemplated by this Agreement.
     (mm) Directed Share Program. (i) The Registration Statement, the Prospectus, the Disclosure Package and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Disclosure Package or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, any Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
     (nn) Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.
     B. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents, warrants and covenants to each Underwriter as follows:
     (a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of, and is a valid and binding agreement of, such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms.
     (b) The Custody Agreement and Power of Attorney. Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule E hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement. Each of the Custody Agreement and the Power of Attorney has been duly authorized, executed and delivered by such Selling Stockholder.

     (c) Obligations of the Selling Stockholder. The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.
     (d) Title to Shares to be Sold; All Authorizations Obtained. Such Selling Stockholder is, on the Closing Date and on any Subsequent Closing Date, the record and beneficial owner of the Shares to be sold by the Selling Stockholder hereunder free and clear of all liens, encumbrances, equities and claims and has duly indorsed such Shares in blank, and, assuming that the Underwriters purchase such Shares without notice of any adverse claim (within the meaning of Section 8-102(a)(1) of the New York Uniform Commercial Code), upon sale and delivery of, and payment for, such Shares, as provided herein, the Underwriters will own the Shares, free and clear of all liens, encumbrances, equities and claims whatsoever. Such Selling Stockholder has the legal right and power, and all authorizations and approvals required by law and under its partnership agreement or other organizational documents to enter into this Agreement and the Custody Agreement and its Power of Attorney, to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.
     (e) Delivery of the Shares to be Sold. Delivery of the Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.
     (f) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney (i) will not conflict with or constitute a breach of, or Default under, any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, and (ii) will not result in any violation of any statute, law, regulation, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Selling Stockholder or its properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.
     (g) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under “Shares Eligible for Future Sale” and “Certain Relationships and Related Party Transactions—Registration Rights Agreement”.
     (h) No Further Consents, etc. No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.
     (i) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Prospectus, the Disclosure Package or any free writing prospectus as defined in Rule 405 of the Securities Act (each, a “Free Writing Prospectus”) or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, as of the Applicable Time, and on the Closing Date, and on any Subsequent Closing Date will be, true, correct and complete in all material respects, and as of the Applicable Time, and on the Closing Date and any Subsequent Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. In addition, such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in each of the preliminary prospectus and the Prospectus under the caption “Principal and Selling Stockholders” (both prior to and after giving effect to the sale of the Shares).
     (j) Disclosure Package. At the Applicable Time, the Closing Date and on any Subsequent Closing Date, the Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. No statement of material fact included in the Prospectus will be omitted from the Disclosure Package available at the Applicable Time, and no statement of material fact included in the Disclosure Package available at the Applicable Time that is required to be included in the Prospectus will be omitted therefrom.
     (k) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary prospectus deemed to be a part thereof that has not been superseded or modified. Each Issuer Free Writing Prospectus, when taken together with the preliminary prospectus preceding or accompanying such Issuer Free Writing Prospectus, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.
     (l) No Free Writing Prospectuses. Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, and will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.
     (m) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.
     (n) Registration Statement and Prospectus. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), at the Closing Date and at any Subsequent Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8 hereof. Such Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Disclosure Package.

     Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.
     Section 2. Purchase, Sale and Delivery of the Shares.
     (a) The Firm Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 18,750,000 Firm Shares and (ii) the Selling Stockholders agree to sell to the several Underwriters an aggregate of 3,750,000 Firm Shares, each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $15.8525 per share.
     (b) The Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on January 24, 2006, or such other time and date not later than 1:30 p.m., New York City time, on February 7, 2006, as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).
     (c) The Optional Shares; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 3,375,000 Optional Shares from the Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representatives to the Company and the Selling Stockholders, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and the Optional Shares). Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) each Selling Stockholder agrees, severally and not jointly, to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) set forth in Schedule B opposite the name of such Selling Stockholder.
     (d) Public Offering of the Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.
     (e) Payment for the Shares. Payment for the Shares to be sold by the Company shall be made on the Closing Date (and, if applicable, on any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company or to the order of such other person as the Company shall designate in writing. Payment for the Shares to be sold by the Selling Stockholders shall be made on the Closing Date (and, if applicable, on any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Custodian.
     It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. BAS or DB, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.
     (f) Delivery of the Shares. Delivery of the Firm Shares and the Optional Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     (g) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date that the Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.
     Section 3. Covenants.
     A. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

     (a) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, or would be required to be delivered but for Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.
     (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective on the date hereof, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order promptly or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. In addition, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 433, as applicable, under the Securities Act, including the filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.
     (c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
     (d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or prevailing at the time such event or development occurs or condition exists, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or prevailing at the time such event or development occurs or condition exists, as the case may be, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3(A)(a) and 3(A)(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement be declared effective) and furnish at its own expense to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, as may be necessary in order to make the statements in the Disclosure Package or the Prospectus, as so amended or supplemented, in the light of the circumstances under which they were made or prevailing at the time such event or development occurs or condition exists, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or prevailing at the time such event or development occurs or condition exists, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto. Any such Free Writing Prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (f) Copies of any Amendments and Supplements to the Prospectus. The Company shall furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of each preliminary prospectus, the Disclosure Package, the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.
     (g) Copies of the Registration Statement. The Company shall furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto).

     (h) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or foreign laws of those jurisdictions reasonably designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect as long as required for the distribution of the Shares. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject. The Company shall advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof promptly.
     (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.
     (j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.
     (k) Earnings Statement. As soon as practicable, the Company shall make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending March 31, 2007 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.
     (l) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act. In addition, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.
     (m) Directed Share Program. In connection with the Directed Share Program, the Company shall ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The DSP Underwriter will notify the Company as to which DSP Participants will need to be so restricted. The Company shall direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company shall reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.
     (n) Listing. The Company shall use its commercially reasonable efforts to list, subject to notice of issuance, the Shares on the NYSE.

     (o) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of BAS and DB (which consent may be withheld at the sole discretion of BAS or DB, respectively), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 5(k) with prior notice of any such announcement that gives rise to an extension of the restricted period.
     (p) Compliance with Sarbanes-Oxley Act. The Company shall comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     (q) Future Reports to Stockholders. To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail.
     (r) Future Reports to the Representatives. During the period of two years after the Closing Date, the Company will furnish to the Representatives at 700 Louisiana Street, 8th Floor, Houston, TX 77002, Attn: Lee McKinstrey, or make available via EDGAR, as soon as they are available, copies of all reports or other communications furnished to holders of the Common Stock and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

     (s) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.
     (t) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or could reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale thereof.
     B. Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter:
     (a) Agreement Not to Offer or Sell Additional Shares. Such Selling Stockholder will not, without the prior written consent of BAS and DB (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition of) any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus. In addition, such Selling Stockholder agrees that, without the prior written consent of BAS and DB, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 5(k) with prior notice of any such announcement that gives rise to an extension of the restricted period.
     (b) Delivery of Forms W-8 and W-9. Such Selling Stockholder shall deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

     (c) Notification of Material Changes. During the Prospectus Delivery Period, such Selling Stockholder will advise BAS promptly, and if requested by BAS, will confirm such advice in writing, of (i) any Material Adverse Change, (ii) any change in information in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Stockholder.
     BAS and DB, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance. Notwithstanding the foregoing, each of BAS and DB, for the benefit of each other, agree not to consent to any action proposed to be taken by the Company, any Selling Stockholder or any other holder of the Company’s Common Stock that would otherwise be prohibited by, or to waive compliance by the Company, any Selling Stockholder or any such other stockholder with the provisions of, Section 3(A)(n) or 3(B)(a) above or any lock-up agreement delivered pursuant to Section 6(k) below without giving the other at least 17 days prior notice (or such shorter notice as the other may deem acceptable to permit compliance with applicable provisions of NYSE Rule 472(f) and NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).
     C. Covenant of the Underwriters. Each Underwriter agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise (without taking into account any approval, authorization, use or reference to such Free Writing Prospectus by the Company) constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Company hereto shall be deemed to have been given in respect of any Free Writing Prospectuses included in Schedule C hereto. Any such Free Writing Prospectus consented to by the Company is included in the definition of Permitted Free Writing Prospectus and will be treated by the Company as an Issuer Free Writing Prospectus.
     Section 4. Payment of Expenses. The Company and the Selling Stockholders, jointly and severally, agree to pay in such proportions as they may agree among themselves all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Permitted Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees and reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with listing of the Common Stock on the NYSE, (ix) all of the Company’s transportation and other expenses incurred in connection with presentations to prospective purchasers of the Shares, except that the Company and the Underwriters will each pay 50% of the cost of privately chartered airplanes used for such purposes, (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement and (xi) all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to DSP Participants. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
     The Selling Stockholders further agree to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including, but not limited to, (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).
     This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.
     Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof, respectively, as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Shares, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Accountants’ Comfort Letter. At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, the form of which is attached as Exhibit A.

     (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:
     (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act without reliance on Rule 424(b)(8); or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and the Company shall have filed with the Commission any Free Writing Prospectus, to the extent, and in the manner and within the time period, required by Rule 433 under the Securities Act;
     (ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering shall have been instituted or threatened by the Commission; and
     (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
     (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement, or the respective dates as of which information is given in the Prospectus and the Disclosure Package, and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:
     (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change;
     (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Subsequent Closing Date, as applicable, on the terms and in the manner contemplated by this Agreement and the Prospectus; and
     (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any debt securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (d) Opinion of Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received an opinion of (i) Andrews Kurth LLP, counsel for the Company, and (ii) the Company’s Vice President—Legal, Secretary

and General Counsel, each such opinion dated as of such Closing Date, the form of which is attached as Exhibit B-1 and Exhibit B-2, respectively.
     (e) Opinion of Counsel for the Underwriters. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representatives for the benefit of all of the Underwriters, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (f) Officers’ Certificate. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date:
     (i) confirming that such officers have carefully examined the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii), if applicable, of this Section 5, and further to the effect that the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date;
     (ii) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change; and
     (iii) the Company has complied with all of the agreements hereunder and satisfied all of the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (g) Bring-down Comfort Letter. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.
     (h) Opinion of Counsel for the Selling Stockholders. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received an opinion of Andrews Kurth LLP, counsel for the Selling Stockholders, dated as of such Closing Date, the form of which is attached as Exhibit C.
     (i) Selling Stockholders’ Certificate. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Attorney-in-Fact of each Selling Stockholder, dated as of such Closing Date, to the effect that:
     (i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus and any amendment or supplement thereto and this Agreement, and that the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and
     (ii) such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such Closing Date.
     (j) Selling Stockholders’ Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.
     (k) Lock-Up Agreement from Certain Stockholders of the Company Other Than Selling Stockholders. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit D hereto from each director, officer and each beneficial owner (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a 180-day period shall be used rather than the 60-day period set forth therein) of Common Stock, and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.
     (l) Listing of Shares. The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (l) Reorganization. The Reorganization shall have occurred on terms reasonably satisfactory to the Representatives.
     (m) Term Loan. The Company shall have made arrangements that are reasonably satisfactory to the Representatives for the repayment in full of the Term Loan.
     (n) Additional Documents. On or before each of the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such further information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the Closing Date and, with respect to the

Optional Shares, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.
     Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 11 or Section 18, or if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including, but not limited to, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     Section 7. Effectiveness of this Agreement. This Agreement shall become effective upon the execution of this Agreement by the parties hereto.
Section 8. Indemnification.
     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification by the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.
     (c) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, each of their directors, managers, officers and employees, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such Selling Stockholder, director, manager, officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such Selling Stockholder, director, manager, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company, or any such Selling Stockholder, director, manager, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling Stockholders hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in (A) the table in the first paragraph, (B) the subsection “Stabilization” and (C) the subsection “Discretionary Accounts”, all under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.
     (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) shall not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent that it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a), (b) or (c) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than a reasonably necessary local counsel), reasonably approved by the indemnifying party (or by BAS and DB in the case of Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (f) Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 2720 of the NASD’s Conduct Rules) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

     (g) Indemnification for Directed Shares. In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the DSP Participants to pay for and accept delivery of Directed Shares which, by 7:30 a.m., New York City time, on the first business day after the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Company agrees to indemnify and hold harmless the Underwriters, their officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, which (i) is caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) is caused by the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase; (iii) arises out of or is based upon the violation of any applicable laws or regulations of any jurisdictions where Directed Shares have been offered; or (iv) is related to, arising out of, or in connection with the Directed Share Program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.
     Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.
     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director, manager, officer and employee of the Company and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
     Section 10. Default of One or More of the Several Underwriters. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the

Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven business days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     Section 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, in each case as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the reasonable expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Company or the Selling Stockholders.
     Section 12. No Advisory or Fiduciary Responsibility. Each of the Company and the Selling Stockholders acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, and the Company and the Selling Stockholders are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Selling Stockholders or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholders may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty with respect to the transactions contemplated by this Agreement.
     Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of the Selling Stockholders and of the several Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the QIU, the officers or employees of any Underwriter or the QIU, or the Company, the officers or employees of the Company, or any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.
     Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Representatives:

Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Facsimile: (212) 933-2217
Attention: Syndicate Department

and

Deutsche Bank Securities Inc.
60 Wall Street

New York, New York 10005
Facsimile: (212) 797-9344
Attention: Equity Capital Markets—Syndicate Department

with a copy to:

Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Facsimile: (212) 847-6039
Attention: Priya A. Velamoor

and

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Facsimile: (212) 797-4564
Attention: General Counsel

and

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Facsimile: (212) 450-3111
Attention: Michael P. Kaplan

     If to the Company:

Western Refining, Inc.
6500 Trowbridge Drive
El Paso, Texas 79905
Facsimile: (915) 775-5597
Attention: Chief Financial Officer

with a copy to:

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Facsimile: (713) 238-7111
Attention: W. Mark Young

     If to the Selling Stockholders:

Scott D. Weaver
Lowry Barfield
6500 Trowbridge Drive
El Paso, Texas 79905
Facsimile: (915) 775-5597

with a copy to:

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Facsimile: (713) 238-7111
Attention: W. Mark Young
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 15. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Selling Stockholders, (iii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, (iv) the QIU, the QIU’s officers, directors, employees and agents, and each person, if any, who controls the QIU within the meaning of the Securities Act and the Exchange Act, and (v) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.
     Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 18. Failure of One or More of the Selling Stockholders to Sell and Deliver Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this

Agreement without any liability on the part of any Underwriter or, except as provided in Section 4, Section 6, Section 8 and Section 9 hereof, the Company or the Selling Stockholders, or (ii) purchase the Shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date or any Subsequent Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the Closing Date or such Subsequent Closing Date, as the case may be, but in no event for longer than seven business days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
     Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof.

Very truly yours, WESTERN REFINING, INC.
By:	/s/ Gary R. Dalke
	Name:	Gary R. Dalke
	Title:	Chief Financial Officer

WRC REFINING COMPANY
By:	/s/ Scott Weaver
	Name:	Scott Weaver
	Title:	Attorney-in-Fact

RHC HOLDINGS, L.P.

By:	WRC Refining Company, its sole general partner

By:	/s/ Scott Weaver
	Name:	Scott Weaver
	Title:	Attorney-in-Fact

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
    Acting as Representatives of the
    several Underwriters named in
    the attached Schedule A.
By Banc of America Securities LLC

By:	/s/ Robert Santangelo Managing Director

By:	Deutsche Bank Securities Inc.

By:	/s/ Thomas Lynch Managing Director

By:	/s/ Paul Murdock Managing Director

SCHEDULE A

Number of Firm
Shares to be
Underwriters	Purchased
Banc of America Securities LLC	9,000,000
Deutsche Bank Securities Inc.	9,000,000
Bear, Stearns & Co. Inc.	2,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,250,000

Total	22,500,000

SCHEDULE B

		Maximum
	Number of Firm	Number of
	Shares	Optional Shares
Selling Stockholder	to be Sold	to be Sold
WRC Refining Company
6500 Trowbridge Drive
El Paso, Texas 79905
Attention: Chief Financial Officer	37,500	33,750
RHC Holdings, L.P.
6500 Trowbridge Drive
El Paso, Texas 79905
Attention: Chief Financial Officer	3,712,500	3,341,250

Total	3,750,000	3,375,000

SCHEDULE C
Free Writing Prospectuses included in the Disclosure Package
None.

SCHEDULE D
Pricing Information included in the Disclosure Package
1. Price per Share to the public: $17.00
2. The size of the offering has been increased by twenty percent (all secondary Shares). The Selling Stockholders are now selling 3,750,000 Shares in the offering and an additional 3,375,000 Shares if the over-allotment option is exercised.
3. Following the closing of the transaction, the Selling Stockholders will hold approximately 66% of the common stock of the Company, assuming the over-allotment option is not exercised, and approximately 61% of the common stock of the Company assuming the over-allotment option is exercised.

SCHEDULE E
Persons Named Attorneys-in-Fact
Scott D. Weaver
Lowry Barfield

EXHIBIT A
Form of Accountants’ Comfort Letter
          (i) we are independent accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission thereunder;
          (ii) we have performed an audit of the Company’s financial statements for the years indicated in their audit report and that we have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 2005 and as at September 30, 2005, in accordance with Statement on Auditing Standards No. 100.
          (iii) in our opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission;
          (iv) on the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the nine-month period ended September 30, 2005, and as at September 30, 2005; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and Board committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to September 30, 2005, nothing came to our attention which caused us to believe that:
     (A) any unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and
     (B) with respect to the period subsequent to September 30, 2005, there were, at a specified date not more than three business days prior to the date of the letter, any changes in capital stock, increase in the long-term debt of the Company and its Subsidiaries, or any decreases in net current assets or stockholders’ equity of the Company as compared with the amounts shown on the September 30, 2005, consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from September 30, 2005 to such specified date there were any decreases, as compared with the corresponding period in the prior year,

A-1

in net revenues or income before income taxes or operating income or in total or per share amounts of net income of the Company and its Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;
          (v) we have performed certain other specified procedures as a result of which we determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions “Summary—Summary Historical and Pro Forma Financial and Operating Data” and “Selected Historical and Pro Forma Financial and Operating Data” in the Prospectus, agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation; and
          (vi) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to our attention which caused us to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

A-2

EXHIBIT B-1
Form of Opinion of Andrews Kurth LLP, Counsel for the Company
     Opinion of Andrews Kurth LLP, counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement.
     References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.
1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”).
2.	The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus under the DGCL and to enter into and perform its obligations under the Underwriting Agreement.
3.	The Company is duly qualified to transact business and is in good standing in the State of Texas.
4.	Each Subsidiary has been organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, or lease, as the case may be, and to operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction listed on Schedule I hereto.
5.	All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable (except to the extent that such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “DLPA”) or Section 18-607 of the Delaware Limited Liability Company Act (the “DLLCA”)).
6.	The authorized, issued and outstanding capital stock of the Company conforms in all material respects to the descriptions thereof set forth under the caption “Description of Capital Stock” in the Preliminary Prospectus and the Prospectus. All of the outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholders) have been duly authorized and validly issued and are fully paid and non-assessable.
7.	No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase Common Stock of the Company arising by operation of the certificate of incorporation or bylaws of the Company or the DGCL.
8.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

9.	The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the terms of the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

10.	The Registration Statement, the Preliminary Prospectus, the Prospectus and each amendment or supplement to the Registration Statement, the Preliminary Prospectus and the Prospectus, as of their respective effective or issue dates (other than the financial statements and the notes and supporting schedules, and other financial and related statistical and accounting data, included therein or excluded therefrom or the exhibits to the Registration Statement, as to which no opinion is rendered) appear on their face to be appropriately responsive in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations, except that in each case no opinion is expressed as to Regulation S-T.
11.	The statements in the Preliminary Prospectus and the Prospectus under the captions “U.S. Federal Tax Consequences to Non-U.S. Holders of Common Stock”, “Business—Governmental Regulation”, “Management—Long-Term Incentive Plan”, “Management—401(k) Plan”, “Management—Employment Agreements”, “Management—Indemnification Agreements”, “Description of Capital Stock”, “Certain Relationships and Related Party Transactions—The Contribution Agreement and Related Transactions”, “Certain Relationships and Related Party Transactions—Registration Rights Agreement” and “Certain Relationships and Related Party Transactions—Equity Appreciation Rights” insofar as such statements constitute matters of law, summaries of legal matters, legal proceedings, legal documents or legal conclusions, have been reviewed by us as described above and fairly summarize, in all material respects, the matters referred to therein, subject to the qualifications and assumptions stated therein.
12.	No Governmental Approval is required for the Company’s execution, delivery and performance of the Underwriting Agreement and consummation of the issuance and sale of the Shares pursuant to the Underwriting Agreement, except (A) as have been obtained or made or (B) would not have a Material Adverse Effect if not obtained or made. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Texas, the United States of America or the State of Delaware, pursuant to (i) applicable laws of the State of Texas, (ii) applicable laws of the United States of America, (iii) the DGCL, (iv) the DLPA or (v) the DLLCA.
13.	The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion is rendered) and the consummation of the transactions contemplated thereby (including the Reorganization) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of any Organizational Documents; (iii) will not constitute a breach of, or Default or a Debt Repayment Event under, any agreement filed as an exhibit to the Registration Statement; or (iv) will not result in any violation of any applicable law, excluding in the cases of classes (ii) and (iii), (A) any such breaches, Defaults or Debt Repayment Events that would not have a Material Adverse Effect and (B) any Default or Debt Repayment Triggering Event under the Term Loan arising from the distribution to the partners of WRCLP contemplated under the caption “Certain Relationships and Related Party Transactions —The Contribution Agreement and Related Transactions” in the Prospectus.
14.	The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended and the rules and regulations of the SEC thereunder.
     In addition, such counsel shall state that such counsel has been orally advised by the staff of the SEC that the Registration Statement was declared effective under the Securities Act on January 18, 2006, and that no stop order suspending the effectiveness of the Registration Statement has been issued. Such counsel shall state that to such counsel’s knowledge, based solely upon such oral communications with the SEC, no proceedings for that purpose have been instituted or are pending or threatened by the SEC. Furthermore, such counsel shall state that the Prospectus was filed with the SEC pursuant to Rule 424(b)(4) of the Rules and Regulations on January 19, 2006 and that the Shares were approved for listing on the NYSE, subject to official notice of issuance.
     Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed and, although such counsel has not independently verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus (other than as specified in paragraph 11 above), on the basis of the foregoing (relying with respect to factual matters to the extent such counsel deems appropriate upon statements by officers and other representatives of the Company), no facts have come to such counsel’s attention which would lead such counsel to believe that (i) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) as of 7:00 P.M. on January 18, 2006 (which the Underwriters have informed such counsel is a time at or prior to the time of the first sale of Shares by any Underwriter), the Disclosure Package contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and the notes and supporting schedules, and other financial and related statistical and accounting data derived therefrom, included in or excluded from the Registration Statement, the Prospectus or the Disclosure Package, as to which no belief need be rendered).

Form of Opinion of Vice President—Legal, Secretary and General Counsel for the Company
     Opinion of Lowry Barfield, counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement.
     References to the Prospectus in this Exhibit B-1 include any supplements thereto at the Closing Date.
     (i) Such counsel shall state that such counsel is of the opinion that, to such counsel’s knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement and the Disclosure Package, other than those disclosed therein.
     Such counsel shall state that such counsel participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the Disclosure Package and the Prospectus, and related matters were discussed and, although such counsel has not independently verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, on the basis of the foregoing (relying with respect to factual matters to the extent such counsel deems appropriate upon statements by officers and other representatives of the Company), no facts have come to such counsel’s attention which would lead such counsel to believe that (i) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) as of the 7:00 P.M. on January 18, 2006 (which the Underwriters have informed such counsel is a time at or prior to the time of the first sale of Shares by any Underwriter), the Disclosure Package contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and the notes and supporting schedules, and other financial and related statistical and accounting data derived therefrom, included in or excluded from the Registration Statement, the Prospectus or the Disclosure Package, as to which no belief is rendered).

EXHIBIT C
Form of Opinion of Counsel for the Selling Stockholders
     The opinion of such counsel pursuant to Section 5(h) shall be rendered to the Representatives at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit C include any supplements thereto at the Closing Date.
1.	The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.
2.	The Custody Agreement has been duly authorized, executed and delivered by each Selling Stockholder and constitutes the legal, valid and binding obligation of each Selling Stockholder, enforceable against each Selling Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto.
3.	The WRCRC Power of Attorney and the RHC Power of Attorney have been duly authorized, executed and delivered by WRCRC and RHC, respectively, and constitute the legal, valid and binding obligations of each Selling Stockholder, enforceable against each Selling Stockholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto.
4.	The execution and delivery by each Selling Stockholder of, and the consummation by each Selling Stockholder of the sale of the Common Stock pursuant to, the Underwriting Agreement, and the performance of each Selling Stockholder of its obligations under the Custody Agreement and its respective Power of Attorney, will not violate or contravene any applicable laws of the State of Texas or any applicable laws of the United States of America, or violate, result in a breach of or constitute a default under the terms of any agreement listed on Schedule I to the Opinion Support Certificate.
5.	Upon payment for the Common Stock to be sold by the Selling Stockholders, delivery of such Common Stock, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Common Stock in the name of Cede or such other nominee and the crediting of such Common Stock on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the Uniform Commercial Code as in effect in the

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State of New York (the “NY UCC”)) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the NY UCC to such Common Stock)), (i) the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-102(a)(17) of the NY UCC) in respect of such Common Stock and (ii) no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the NY UCC) to such Common Stock may be asserted against the Underwriters with respect to such “security entitlement”. For purposes of this opinion, such counsel assumes that when such payment, delivery and crediting occur, (A) such Common Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s Common Stock registry in accordance with its organizational documents and applicable law, (B) DTC will be registered as a “clearing corporation” (within the meaning of Section 8-102(a)(5) of the NY UCC) and (C) appropriate entries to the “securities accounts” of the several Underwriters on the records of DTC will have been made pursuant to the NY UCC.
6.	No Governmental Approval is required for the execution and delivery of the Underwriting Agreement by the Selling Stockholders and for the consummation by the Selling Stockholders of the sale of the Common Stock pursuant to the Underwriting Agreement, except (A) as have been obtained or made and (B) would not have a Material Adverse Effect if not obtained or made. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Texas, the United States of America or the State of New York, pursuant to (i) applicable laws of the State of Texas, (ii) applicable laws of the United States of America and (iii) Articles 8 and 9 of the NY UCC.

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EXHIBIT D
September [     ], 2005
Banc of America Securities LLC
Deutsche Bank Securities Inc.
          As Representatives of the Several Underwriters
c/o Banc of America Securities LLC
9 West 57th Street
New York, NY 10019
Re: Western Refining, Inc. (the “Company”)
Ladies and Gentlemen:
     The undersigned is an owner of record or beneficially of certain shares of common stock, $0.01 par value, of the Company (“Common Stock”) or securities that either are, or will be, convertible into or exchangeable or exercisable for Common Stock, including interests in Western Refining Company, L.P. (collectively, the “Exchangeable Securities”). The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.
     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Banc of America Securities LLC (“BAS”) and Deutsche Bank Securities Inc. (“DB”) (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of or transfer (or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition of), including the filing (or participation in the filing) of a registration statement (other than a registration statement relating to employee benefit plans of the Company) with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or Exchangeable Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce an intention to do any of the foregoing, for a

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period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus (the “Lock-Up Period”). The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of any Common Stock or Exchangeable Securities that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided, that the transferee/donee agrees to be bound by the terms of this Agreement to the same extent as if the transferee/donee were a party hereto. In addition, the undersigned agrees that, without the prior written consent of BAS and DB, it will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any Exchangeable Security.
     If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Banc of America Securities LLC and Deutsche Bank Securities Inc. waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 14 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Exchangeable Securities held by the undersigned except in compliance with the foregoing restrictions.
     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.
     It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, the undersigned will be released from its obligations under this Agreement. This agreement will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

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Printed Name of Holder

By:

Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)

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